SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.____)

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I-TRAX, INC.
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I-trax, Inc.
4 Hillman Drive, Suite 130
Chadds Ford, PA 19317

April 2, 2007

Dear Stockholder:

We cordially invite you to attend I-trax’s annual stockholders’ meeting. The meeting will be held on Wednesday, May 2, 2007, at 10:00 A.M. at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 42nd Floor, Philadelphia, Pennsylvania.

At the meeting, stockholders will vote to elect nine directors and ratify the appointment of our independent auditors. Please read each of the proposals carefully and the related information included in this proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person, you may still do so.

Thank you for your continued support.

Very truly yours,

Frank A. Martin
Chairman

I-trax, Inc.
4 Hillman Drive, Suite 130
Chadds Ford, PA 19317

Notice of Annual Meeting of Stockholders

Dear Stockholder:

I-trax’s annual stockholders’ meeting will be held on Wednesday, May 2, 2007, at 10:00 A.M., at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 42nd Floor, Philadelphia, Pennsylvania.

At the meeting, stockholders will be asked to:

•	elect nine directors,

•	ratify the selection of I-trax’s independent auditors for 2007, and

•	consider any other business properly brought before the meeting.

The close of business on March 21, 2007 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at I-trax’s corporate headquarters, 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania, during normal business hours for the 10 days prior to the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope so that your shares will be represented whether or not you plan to attend the annual meeting.

By Order of the Board of Directors,

Yuri Rozenfeld
Secretary

April 2, 2007

I-TRAX, INC.
4 Hillman Drive, Suite 130
Chadds Ford, PA 19317

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PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS

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I-trax, Inc., a Delaware corporation, is delivering these proxy materials in connection with the solicitation of proxies by the board of directors of I-trax for its 2007 annual meeting of stockholders and any adjournments or postponements of the meeting. The 2007 annual meeting will be held at 10:00 A.M., at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 42nd Floor, Philadelphia, Pennsylvania.

These proxy materials are first being mailed to stockholders on or about April 5, 2007.

Sending a signed proxy will not affect a stockholder’s right to attend the annual meeting and vote in person. Every stockholder has the power to revoke his or her proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with I-trax’s Secretary a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

The close of business on March 21, 2007 was the record date for stockholders entitled to notice of and to vote at the 2007 annual meeting.

As of the record date, there were 40,107,800 outstanding shares of I-trax common stock and 307,699.7 outstanding shares of I-trax Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock converts into 10 shares of I-trax common stock and the holders of shares of Series A Convertible Preferred Stock are entitled to vote them at the 2007 annual meeting on an “as converted” basis. Each share of common stock is entitled to one vote.

Quorum Required

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the transaction of business at the 2007 annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Vote Required

Proposal One - Election of Directors

Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the 2007 annual meeting. The nine nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal Two - Ratification of Independent Auditors

Ratification of Goldstein Golub Kessler LLP as I-trax’s independent auditors for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the 2007 annual meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

A form of proxy is enclosed. Frank A. Martin, I-trax’s Chairman, and Yuri Rozenfeld, I-trax’s Senior Vice President, General Counsel and Secretary, will act as proxy holders. All properly executed proxies received by I-trax’s board of directors, and not revoked, will be voted as indicated in accordance with the instructions written on the proxies. In the absence of contrary instructions, shares represented by returned proxies will be voted for the election of the directors as described in this proxy statement, in favor of the ratification of Goldstein Golub Kessler LLP as I-trax’s independent auditors, and, in the discretion of the proxy holders, on any other matters properly brought before the meeting.

Solicitation of Proxies

I-trax will bear all of the costs of soliciting proxies. I-trax will arrange with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of I-trax common stock and I-trax Series A Convertible Preferred Stock, and will reimburse these persons or institutions for expenses incurred in connection with this distribution. Directors, officers or employees of I-trax, none of whom will receive additional compensation, may solicit proxies in person or by telephone, facsimile, e-mail or other means. In addition, I-trax may retain Georgeson Shareholder Communications, Inc. to solicit proxies in connection with the 2007 annual meeting, if I-trax deems it appropriate to do so. If I-trax retains Georgeson Shareholder Communications, it will pay the firm approximately $10,000 and reasonable out of pocket expenses.

Householding

Certain stockholders who share the same address may receive only one copy of this proxy statement and our 2007 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of the proxy statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting us by telephone at (610) 459-2405 or in writing to I-trax, Inc., 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317, Attention: Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

PROPOSAL ONE - ELECTION OF DIRECTORS

I-trax’s board of directors currently consists of nine directors and their terms expire at the 2007 annual meeting. Each of the nine directors has been nominated for reelection at the 2007 annual meeting. All elected directors will serve until the 2008 annual meeting.

The board’s nominees for election as directors are Haywood D. Cochrane, Jr., Raymond J. Fabius, M.D., Philip D. Green, Gail F. Lieberman, Frank A. Martin, Gerald D. Mintz, David Nash, M.D., R. Dixon Thayer, and Jack A. Smith, each of whom is currently serving on the board.

The proxy holders intend to vote all proxies received by them in the accompanying form for these nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the 2007 annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy, or, in the alternative, the board may reduce the number of directors. As of the date of this proxy statement, I-trax is not aware of any nominee who is unable or unwilling to serve as a director.

The following table lists the name and age, as of April 2, 2007, of each nominee to the board of directors.

Name	Age	Position

Haywood D. Cochrane, Jr.	58	Vice-Chairman and Director
Raymond J. Fabius, M.D.	53	President, Chief Medical Officer and Director
Philip D. Green	56	Director
Gail F. Lieberman	63	Director
Frank A. Martin	56	Chairman and Director
Gerald D. Mintz	54	Director
David Nash, M.D.	51	Director
Jack A. Smith	71	Director
R. Dixon Thayer	55	Chief Executive Officer and Director

Haywood D. Cochrane, Jr., has been a director and Vice Chairman of I-trax since March 2004. Mr. Cochrane joined I-trax as a director and Vice Chairman when I-trax acquired Meridian Occupational Healthcare Associates, Inc., which did business as CHD Meridian Healthcare, on March 19, 2004. Mr. Cochrane was the Chief Executive Officer and a director of CHD Meridian Healthcare from February 1997 until it was acquired by I-trax. From June 1989 until joining CHD Meridian Healthcare, Mr. Cochrane served in various executive capacities at Laboratory Corporation of America, National Health Laboratories, Inc. and Allied Clinical Laboratories, Inc. Mr. Cochrane was a director of Tripath Imaging, Inc. until December 31, 2006, when the company was sold.

Raymond J. Fabius, M.D., C.P.E., FACPE has been a director since May 2006 and the President and Chief Medical Officer of I-trax since May 2005. Previously, Dr. Fabius served as global medical leader at General Electric Co., where he oversaw an ambulatory network of over 200 on-site clinics in 29 countries and Puerto Rico. From 2000 to 2002, Dr. Fabius served as senior medical director for Aetna e.Health Activities, providing clinical leadership for Aetna’s website, InteliHealth, and the company’s data warehouse subsidiary, US Quality Algorithms. Prior to 2000, Dr. Fabius served Aetna US Healthcare as corporate medical director for national accounts and corporate medical director for utilization management, disease management, and quality improvement.

Philip D. Green has been a director of I-trax since February 2001. Mr. Green is the President, Strategic Business Initiatives, at the University of Pittsburgh Medical Center. From June 2004 to June 30, 2006, Mr. Green served as a partner in the Health Practice at Gardner Carton & Douglas LLP, a leading health law practice firm. Mr. Green was the founding principal of the Washington, D.C. law firm of Green, Stewart, Farber & Anderson, P.C., founded in 1989, until it merged with Akin, Gump, Strauss, Hauer & Feld, LLP in July 2000. While in private practice, Mr. Green represented major teaching hospitals, integrated healthcare delivery systems and a number of public and private for-profit healthcare companies in the areas of healthcare law and corporate planning and transactions. Mr. Green is a director of Allscripts Healthcare Solutions, Inc.

Gail F. Lieberman has been a director of I-trax since August 2004. Ms. Lieberman is managing partner of Rudder Capital LLC, a mergers and acquisitions advisory and consulting firm serving middle market companies in the services sector. She oversees buy-side, sell-side, consulting and recruiting assignments for business information and services, financial, media and consumer companies. From 1996 to 1999, Ms. Lieberman served as chief financial officer of the Financial and Professional Publishing Group, a division of The Thomson Corporation, a public information services company. From 1994 to 1996, Ms. Lieberman was vice president, managing director and chief financial officer of Moody Investor’s Services, Inc. In addition, Ms. Lieberman spent 11 years with Scali, McCabe, Sloves, Inc., a global advertising agency, serving as executive vice president and chief financial officer. Ms. Lieberman is a director of Breeze-Eastern Corp. (f/k/a Transtechnology, Inc.) and was a director of Tripath Imaging, Inc. until December 31, 2006, when the company was sold.

Frank A. Martin has been a director and Chairman of I-trax since September 2000. Mr. Martin also served as the Chief Executive Officer of I-trax from September 2000 until February 2005. In addition to serving as I-trax’s Chairman, Mr. Martin is actively engaged in I-trax’s strategic business development, stockholder relations and key client relationships. Mr. Martin founded, and has been a managing director of, The Nantucket Group, LLC, a healthcare venture capital firm specializing in investing in early stage healthcare service and technology companies since December 1998. Mr. Martin served as the Chief Executive Officer and director of EduNeering, Inc., an electronic knowledge management company, from April 1999 to April 2000. In November 1992, Mr. Martin founded Physician Dispensing Systems, Inc., or PDS, a healthcare information technology company that developed pharmaceutical software for physicians’ offices. Mr. Martin sold PDS to Allscripts Healthcare Solutions, Inc. in December 1996 and then joined its board of directors on which he served until 1998.

Gerald D. Mintz has been a director of I-trax since May 2005. Mr. Mintz is the Chief Executive Officer of Strategic Financial Solutions, LLC, providing software and information solutions for investment professionals in the asset management industry. Prior to joining Strategic Financial Solutions in September 2005, Mr. Mintz served as President, Executive Programs, for Gartner, Inc., a global leader in IT research and advisory services. From 2002 to 2004, Mr. Mintz served as Executive Vice President and Global Head of Enterprise Solutions for Reuters, a global provider of news and information for the financial services sector. From 1999 to 2002, Mr. Mintz was Chairman and Chief Executive Officer of FAME Information Services, a software and information solutions provider to the financial and energy markets. For the six years prior to that, Mr. Mintz managed several businesses within Thomson Financial, a division of the Thomson Corporation.

David Nash, M.D., M.B.A., FACP, has been a director of I-trax since February 2003. He is The Dr. Raymond C. and Doris N. Grandon Professor and Chairman of the Department of Health Policy at Jefferson Medical College of Thomas Jefferson University in Philadelphia. Jefferson is one of a handful of medical schools in the nation with an endowed professorship in health policy. From 1996 to 2003, Dr. Nash served as the first Associate Dean for Health Policy at Jefferson Medical College. Repeatedly named by Modern Healthcare to the top 100 most powerful persons in healthcare list, his national activities include appointment to the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) Advisory Committee on Performance Measurement, the CIGNA Physician Advisory Committee, membership on the Board of Directors of the Disease Management Association of America (DMAA), and Chair of an NQF Technical Advisory Panel - four key national groups focusing on quality measurement and improvement. Dr. Nash is a director of InforMedix, Inc.

Jack A. Smith has been a director since January 2006. Mr. Smith is President of SMAT, Incorporated, a consulting company specializing in consumer services. He has broad experience as an owner and senior executive in the retail industry. Mr. Smith founded The Sports Authority, Inc., a national sporting goods chain, in 1987 where he served as Chief Executive Officer until September 1998 and as Chairman until April 1999. From 1982 until 1987, Mr. Smith served as Chief Operating Officer of Herman’s Sporting Goods. Prior to Herman’s, Mr. Smith served in executive management positions with other major retailers including Sears & Roebuck, Montgomery Ward, Jefferson Stores, and Diana Shops. Mr. Smith is a director of Darden Restaurants, Inc. and Carrols Restaurant Group, Inc.

R. Dixon Thayer has been a director of I-trax since April 2003 and Chief Executive Officer since February 2005. Mr. Thayer is the founder and senior partner of ab3 Resources, Inc., a strategic consulting and business development company. Prior to joining I-trax as Chief Executive Officer, Mr. Thayer served as President, Chief Executive Officer and director of GreenLeaf Auto Recyclers, LLC, a company ab3 Resources, Inc. acquired from Ford Motor Company. From 1999 to 2002, Mr. Thayer served as Executive Director of Global New Business Operations for Ford Motor Company in partnership with Cardinal Investment Partners and others. In this capacity, Mr. Thayer led corporate initiatives to develop, acquire and grow “next generation” aftermarket service businesses to help transform Ford into a global relationship-based consumer products and services company. From 1998 to 1999, Mr. Thayer served as President and Chief Executive Officer of Provant Consulting Companies, where he helped lead the merger and integration of several independent consultancies and training companies into one of the largest publicly traded companies of its type. From 1996 to 1998, Mr. Thayer served as President of Sunbeam’s International Division and was an original member of the turnaround team that restructured the company. From 1995 to 1996, Mr. Thayer was a Senior Vice President of AFH Research, Development, Engineering & Global Growth for Kimberly Clark Corporation and was a key architect of the merger between Scott Paper and Kimberly Clark. From 1992 to 1995, Mr. Thayer was Vice President AFH Europe at Scott Paper Company where he also served as Chief Operating Officer of the European division.

There are no family relationships among directors, executive officers and persons nominated to become directors.

Board of Directors Meetings

The board of directors of I-trax held six meetings during 2006. Each director while serving in 2006, other than David Nash, M.D., attended more than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by the committees of the board of which he or she is a member.

The board has determined that Ms. Lieberman, Dr. Nash and each of Messrs. Green, Mintz and Smith are independent, as defined in Section 121(A), as in effect on April 1, 2007, of the American Stock Exchange, or AMEX listing standards. As required by the AMEX listing standards, the independent directors meet at least annually in executive session without the non-independent directors and management.

Board of Directors’ Committees

The board of directors has a compensation committee, an audit committee, and a nominating and corporate governance committee. All members of the board, however, participate in the consideration of director nominees.

Compensation Committee

The compensation committee is primarily responsible for determining the compensation payable to the officers and key employees of I-trax and recommending to the board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by I-trax. The committee also is primarily responsible for administering I-trax’s equity compensation plans, recommending equity grants to the board at large with regard to I-trax’s key employees and non-employee directors, and determining the terms and conditions on which grants are made. Committee members, however, may not participate in decisions pertaining to his or her compensation or benefits in his or her capacity as a director of I-trax.

The compensation committee, subject to prior consent of the board, may engage independent compensation consultants and outside legal counsel and routinely holds executive sessions without management. The chairman of the compensation committee leads the committee and sets meeting agendas.

I-trax’s Chairman and Chief Executive Officer give performance assessments and compensation recommendations for each executive officer of I-trax (other than themselves). The Chairman, the Chief Executive Officer, the Secretary and the Vice President - Human Resources generally attend compensation committee meetings, but none are present for executive session or any discussion of their own compensation. The compensation committee receives from time to time data and analyses from independent compensation consultants who evaluate I-trax’s compensation program against industry and peer group norms.

The compensation committee is governed by a charter, a copy of which is posted on I-trax’s website at www.i-trax.com and is available in print to any stockholder on request.

The compensation committee consists of two members - Mr. Green, chairman, and Ms. Lieberman. The board has determined that each of Mr. Green and Ms. Lieberman is independent, as defined in Section 121(A), as in effect on April 1, 2007, of the AMEX listing standards.

The compensation committee held two meetings in 2006.

Audit Committee

The audit committee is primarily responsible for appointing, overseeing the qualifications, performance and independence of, and pre-approving the services performed by I-trax’s independent auditors as well as overseeing the integrity of I-trax’s financial statements and reviewing and evaluating I-trax’s accounting principles and reporting practices. The audit committee is also responsible for monitoring I-trax’s system of internal accounting controls. The audit committee is governed by a charter, a copy of which is posted on I-trax’s website at www.i-trax.com and is available in print to any stockholder on request.

The audit committee consists of three members - Ms. Lieberman, chairperson, and Messrs. Mintz and Smith. The board has determined that Ms. Lieberman and each of Messrs. Mintz and Smith are audit committee financial experts who meet the Securities and Exchange Commission’s criteria for financial experts and each is financially sophisticated for the purposes of the AMEX listing standards. The board has also determined that each of Ms. Lieberman and Messrs. Mintz and Smith is independent, as defined in Section 121(A), as in effect on April 1, 2007, of AMEX listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The audit committee held six meetings in 2006.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is primarily responsible for: identifying individuals qualified to become board members and recommending such individuals to the board; and reviewing and overseeing the corporate governance guidelines, policies and procedures developed by management and approved, as applicable, by the board. The committee considers candidates for board membership suggested by other directors and management. The committee may retain a search firm to assist in identifying director candidates. In selecting nominees for director, the committee considers a number of factors, including but not limited to:

•	whether a candidate has business and industry experience that is relevant to I-trax, including recent experience at the senior management level of a company at least as large or larger than I-trax;

•	the candidate’s ability to work constructively with I-trax’s management and other directors;

•	the candidate’s ability to represent interests of the stockholders;

•	the candidate’s independence from management and freedom from potential conflicts of interest with I-trax;

•	the candidate’s reputation, integrity, judgment, skill, leadership ability, interpersonal skills, honesty and moral values;

•	the candidate’s financial literacy;

•	the candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties;

•	legal and regulatory concerns; and

•	whether the candidate contributes to the range of talent, skills and expertise appropriate for enhancing the board’s diversity, overall composition and effectiveness.

Members of the committee and the board may also request additional information about and interview the potential nominee.

The committee will also consider recommendations of nominees for director received from stockholders at least 120 days prior to the anniversary date of I-trax’s annual meeting of stockholders for the previous year. In evaluating nominations received from stockholders, the board will apply the criteria and follow the process described above. Stockholders wishing to recommend a nominee for director for the 2008 annual meeting should submit such nomination in writing not later than January 2, 2008 along with any other supporting materials the stockholder deems appropriate, to I-trax’s Secretary at 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317.

The nominating and corporate governance committee consists of two members - Dr. Nash and Mr. Green. Each of Dr. Nash and Mr. Green is independent, as defined in Section 121(A), as in effect on April 1, 2007, of the AMEX listing standards.

The committee did not hold a separate meeting in 2006. Members of the committee participated in other board meetings concerning director nomination and corporate governance issues and recommended to the board a course of action at those meetings on these matters. The nominating and corporate governance committee is governed by a charter, a copy of which is posted on I-trax’s website at www.i-trax.com and is available in print to any stockholder on request.

Compensation of Directors

Board: Effective May 2005, independent directors receive an annual retainer of $20,000, a fee of $1,500 for in person meetings and $250 per hour of each telephone meeting, and every two years a grant of options to acquire 20,000 shares of common stock that vests over two years. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Audit Committee: The chairperson of the audit committee receives an annual retainer of $10,000, and each member of the audit committee also receives $1,500 for each quarterly meeting and every two years a grant of options to acquire 20,000 shares of common stock that vests over two years.

Compensation Committee: The chairperson of the compensation committee receives an annual retainer of $5,000.

Summary Director Compensation Table

The following table summarizes compensation paid by I-trax to non-employee directors during 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)

Haywood D. Cochrane, Jr. (3)	$12,500	--	--	$12,500
Philip D. Green	$29,250	$10,222	--	$39,472
Gail F. Lieberman	$44,500	$18,623	--	$63,123
Gerald D. Mintz	$34,000	$20,448	--	$54,448
David Nash, M.D.	$25,000	$10,224	--	$35,224
Jack A. Smith (4)	$32,083	$36,435	--	$68,518
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(1)     Represents value of option awards vested in 2006 calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), and charged to I-trax’s operations in 2006. For further details, including I-trax’s assumptions in calculating the fair value, please see Note 2, Summary of Significant Accounting Policies, and Note 10, Share Based Compensation, to I-trax’s financial statements included in I-trax’s Annual Report on Form 10-K for the period ended December 31, 2006 filed on March 16, 2007.

(2)    The named directors hold options to acquire shares of common stock as follows: Mr. Cochrane - 300,000 shares; Mr. Green - 82,880 shares; Ms. Lieberman - 40,000 shares; Mr. Mintz - 40,000 shares; Dr. Nash - 40,000; and Mr. Smith - 40,000 shares. Mr. Cochrane’s options were received in connection with his services as an executive officer of I-trax. These options remain outstanding and continue to vest in consideration of Mr. Cochrane’s continued service as a director of I-trax. In accordance with the fair value recognition provisions of SFAS 123R, for 2006, $93,103 in share-based compensation expense was recognized for option awards that Mr. Cochrane had previously received in connection with his services as an executive officer of I-trax.

(3)    The compensation earned by Mr. Cochrane reflected in the table is for his service as director. Mr. Cochrane became eligible to receive non-employee director board fees effective on July 1, 2006. Mr. Cochrane was employed by I-trax as Executive Vice-Chairman through June 2005. From June 2005 through June 2006, Mr. Cochrane also received payments from I-trax equal to Mr. Cochrane’s prior salary as required under Mr. Cochrane’s original employment agreement. For 2006, those payments totaled $75,009. In addition, pursuant to the terms of his original employment agreement, Mr. Cochrane received $9,525 in medical and dental benefits from I-trax in 2006.

(4)    Mr. Smith received options to acquire 40,000 shares of I-trax common stock when he joined the board and its audit committee on January 25, 2006. The grant date fair value of these options was $72,870. No other director received options in 2006.

Stockholder Access to Directors

Stockholders who wish to communicate with directors should do so by writing to the Secretary, I-trax, Inc., 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317. Under that process, the Secretary of I-trax reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by I-trax that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of I-trax’s audit committee.

Director Attendance at Annual Stockholders Meeting

I-trax encourages all of its directors to attend I-trax’s annual meeting of stockholders. All of the individuals then serving as directors, excluding Philip D. Green, attended I-trax’s 2006 annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT AUDITORS

I-trax is asking the stockholders to ratify the appointment by I-trax’s audit committee of Goldstein Golub Kessler LLP as I-trax’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the 2007 annual meeting will be required to ratify the appointment of Goldstein Golub Kessler LLP.

Although ratification is not required by I-trax’s Bylaws or otherwise, the board is submitting the selection of Goldstein Golub Kessler LLP to I-trax’s stockholders for ratification because the board values I-trax’s stockholders’ views on I-trax’s independent public accounting firm and as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the audit committee of the board will reconsider its selection. Even if the appointment is ratified, the audit committee of the board, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the board feels that such a change would be in I-trax’s and its stockholders’ best interests.

Goldstein Golub Kessler LLP audited I-trax’s financial statements for the years ended December 31, 2006, 2005 and 2004.

A summary of the audit and non-audit fees paid to Goldstein Golub Kessler LLP in 2006 and 2005 is as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees (1)	$ 502,000	$ 189,000
Audit-Related Fees (2)	--	5,000
Tax Fees	--	--
All Other Fees	--	--
Total Fees	$ 502,000	$ 194,000
____________________

(1)	For fiscal 2006, includes fees of $282,000 associated with the audit of I-trax’s internal controls over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit related fees primarily include attest services related to financial reporting that are not required by statute and regulation and accounting consultation concerning financial accounting and reporting standards.

The audit committee’s policy provides for the pre-approval of audit and non-audit services performed by I-trax’s independent auditor. Under the policy, the audit committee may pre-approve specific services, including fee levels, by the independent auditor in designated categories of audit, audit-related, tax services and all other services. All fees paid by I-trax to Goldstein Golub Kessler LLP for fiscal 2006 and 2005 were pre-approved under the audit committee’s pre-approval policy.

Representatives of Goldstein Golub Kessler LLP are expected to be present at the 2007 annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Goldstein Golub Kessler LLP has a continuing relationship with RSM McGladrey, Inc. (“RSM”) from which it leased auditing staff who were full time, permanent employees of RSM and through which its partners provided non-audit services. Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS I-TRAX’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

CODE OF CONDUCT DISCLOSURE

I-trax has a Code of Conduct that is applicable to all employees of I-trax, including I-trax’s principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed to deter wrongdoing and promote ethical conduct, full and accurate reporting in I-trax’s SEC filings, compliance with applicable law, as well as other matters. A copy of the Code of Conduct is available on I-trax’s website at www.i-trax.com.

EQUITY COMPENSATION PLAN INFORMATION

The following table represents information about all equity compensation plans under which equity securities of I-trax are authorized for issuance as of December 31, 2006.

Plan Category	Number of shares of common stock issuable upon the exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares of common stock available for issuance under equity compensation plans (excluding shares of common stock reflected in first column)
Equity compensation plans approved by security holders (1)	4,110,434	$1.91	480,648
Equity compensation plans not approved by security holders (2)	2,671,611	$2.81	--
Totals:	6,782,045	$2.26	480,648
__________________________

(1)    Represents shares issuable upon exercise of options under our 2000 and 2001 Equity Compensation Plans. The number of shares authorized for issuance under the 2001 Plan increases automatically on the first day of each year by 300,000 shares. Generally, options granted under the 2000 and 2001 Plans vest over a period of three years with respect to grants made to employees and consultants and over a period of two years with respect to options granted to directors. Exercise prices are established with reference to our common stock’s market price.

(2)    Includes options to acquire an aggregate of 163,000 shares granted outside of our 2000 and 2001 Equity Compensation Plans and warrants to acquire an additional 2,508,611 shares. Options granted outside of our 2000 and 2001 Plans have terms similar to options granted pursuant to the Plans, including exercise prices established with reference to our common stock’s market price and vesting and exercise terms. Warrants are granted as necessary to secure financings and have terms of three to ten years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The table below sets forth, as of March 16, 2007, the number of shares and percentage of common stock beneficially owned by:

•	our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers based on compensation earned during 2006;

•	each director;

•	all directors and executive officers as a group; and

•	each person who is known by I-trax to beneficially own 5% or more of I-trax’s outstanding common stock.

Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, a person is deemed to beneficially own certain shares if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of March 16, 2007, the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To I-trax’s knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Executive Officers and Directors*	Common Stock Beneficially Owned	Convertible Securities Exercisable Within 60 Days**	Total	Percent of Class

Frank A. Martin	807,469	518,361	1,325,830	3.3
David R. Bock	119,693	406,664	526,357	1.3
Haywood D. Cochrane, Jr.	236,626	231,893	468,519	1.2
Raymond J. Fabius, M.D.	145,366	274,999	420,365	1.0
R. Dixon Thayer	45,300	365,000	410,300	1.0
Yuri Rozenfeld (1)	53,864	183,798	237,662	***
Philip D. Green	17,800	80,380	98,180	***
Gerald D. Mintz	12,000	35,000	47,000	***
Gail F. Lieberman	--	40,000	40,000	***
David Nash, M.D.	--	37,500	37,500	***
Jack A. Smith	8,000	25,000	33,000	***

All executive officers and directors as a group (11 persons)	1,446,118	2,198,595	3,644,713	8.6

5% Stockholders	Common Stock Beneficially Owned	Convertible Securities Exercisable Within 60 Days****	Total	Percent of Class

Pequot Capital Management, Inc. (2)	69,300	2,654,272	2,723,572	6.4
Perkins Capital Management, Inc. (3)	2,278,780	--	2,278,780	5.7
Ashford Capital Management Inc. (4)	2,197,300	--	2,197,300	5.5
_____________________________________
* Executive officers and directors of I-trax can be reached at I-trax, Inc., 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317.

** Includes shares of common stock issuable upon exercise or conversion of options, warrants or Series A Convertible Preferred Stock.

*** Less than 1% of the outstanding shares of common stock.

**** Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.

(1)    Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership, an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan.

(2)    Pequot Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power with respect to the shares it beneficially owns. The address for Pequot Capital is 500 Nyala Farm Road, Westport, Connecticut 06880. (Based on Schedule 13G/A filed by Pequot Capital Management with the SEC on February 14, 2007.)

(3)    Perkins Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power with respect to the shares it beneficially owns. The address for Perkins Capital is 730 East Lake Street, Wayzata, Minnesota 55391. (Based on Schedule 13G filed by Perkins Capital with the SEC on January 12, 2007.)

(4)    Ashford Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power with respect to the shares it beneficially owns. The address for Ashford Capital is 1 Walker’s Mill Road, P.O. Box 4172, Wilmington, Delaware 19807. (Based on Schedule 13G filed by Ashford Capital with the SEC on February 13, 2007.)

EXECUTIVE COMPENSATION

I-trax’s executive officers and their ages as of April 2, 2007 are as follows:

Name	Age	Position

R. Dixon Thayer	55	Chief Executive Officer and Director
Frank A. Martin	56	Chairman and Director
Raymond J. Fabius, M.D.	53	President, Chief Medical Officer and Director
David R. Bock	63	Executive Vice President and Chief Financial Officer
Yuri Rozenfeld	38	Senior Vice President, General Counsel and Secretary

Please see information under Election of Directors proposal above for biographical information of Messrs. Thayer and Martin and Dr. Fabius.

David R. Bock has been an Executive Vice President and Chief Financial Officer of I-trax since September 2004. Mr. Bock was a director of I-trax from February 2001 until September 2004. Previously, Mr. Bock was a managing partner of Federal City Capital Advisors, LLC, an investment banking firm located in Washington, D.C. Mr. Bock served as Executive Vice President and Chief Financial Officer of Pedestal, Inc., an Internet-based company providing information on the secondary mortgage marketplace, from January 2000 to April 2002. From 1992 to 1995, Mr. Bock was a managing director in the London corporate finance group of Lehman Brothers where he was responsible for developing investment banking business in emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of positions at the World Bank, including as Chief of Staff for the Bank’s worldwide lending operations. Mr. Bock is also a director of the New York Mortgage Trust, Inc. and Enterprise Social Investment Company, and an independent trustee for the Pioneer Funds.

Yuri Rozenfeld has been the General Counsel of I-trax since July 2000, Secretary of I-trax since March 2002 and Senior Vice President since May 2006. From April 1997 to July 2000, Mr. Rozenfeld was an associate in the Business and Finance Group at Ballard Spahr Andrews & Ingersoll, LLP, where he represented small- and mid-cap public companies and venture capital funds in a broad range of corporate matters, including stock and asset acquisitions, mergers, venture capital investments, venture fund formations, partnership and limited liability company matters and securities law matters. From 1995 to April 1997, Mr. Rozenfeld was an associate specializing in product liability litigation with Riker, Danzig, Scherer, Hyland & Perretti LLP.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee. I-trax’s compensation committee consists of Philip D. Green and Gail F. Lieberman. The committee determines executive officers’ salaries, bonuses and other compensation, and administers I-trax’s 2000 Equity Compensation Plan and Amended and Restated 2001 Equity Compensation Plan.

Compensation Policy. The overall compensation program for the named executive officers has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business goals and objectives, while taking into consideration the competitiveness of executive pay to a comparable peer group.

The main policy objective of compensation for I-trax’s executive officers is to increase stockholder value over the long term. The compensation committee believes that this can best be accomplished by an executive compensation program that incorporates three key elements:

•	Base salaries sufficient to attract, retain and motivate key executives and provide competitive compensation opportunities.

•	Annual bonus and incentive programs that provides opportunity for significant increases in compensation based on meeting or exceeding pre-determined performance targets.

•	Substantial long-term compensation to reward increases in the stockholder value of I-trax.

In the judgment of the compensation committee, I-trax performed well in 2006, confirming that the compensation program is supporting I-trax’s growth objectives.

Compensation Study. In July 2006, I-trax engaged Mercer Human Resource Consulting to evaluate the compensation practices of I-trax’s peer group. The peer group consists of 14 companies in the healthcare services/facilities sector with one year revenue growth of ten percent or more. The results of the compensation study were presented to I-trax’s board in August 2006. The results of the compensation study were referenced by the compensation committee in establishing 2007 base salaries, target bonuses for 2006 and 2006 stock option awards.

Base Salary. Base salaries of the named executive officers for 2006 were established under the terms of the employment agreements between I-trax and the applicable named executive officer. For 2007, the compensation committee determined the base salary for Frank A. Martin, Chairman, and R. Dixon Thayer, Chief Executive Officer. The base salary of Dr. Raymond J. Fabius, President, was established under the terms of Dr. Fabius’s employment agreement, and the base salary of other named executive officers was set based on the recommendation to the compensation committee by Messrs. Martin and Thayer. Base salaries for 2007 were established for each named executive officer, except for Dr. Fabius, at approximately the midpoint of the peer group in the compensation study for their respective positions, adjusted based on internal equity considerations.

Annual Bonus. Named executive officers and certain other key personnel of I-trax are eligible for bonuses after the end of each fiscal year. The compensation committee determines bonuses for Messrs. Martin and Thayer. Bonuses for these officers are linked to target earnings before interest, taxes, depreciation, and amortization, or EBITDA, and such executive’s individual goals. Bonuses for other named executive officers, excluding Dr. Fabius, are recommended by Messrs. Martin and Thayer and are also linked to I-trax’s EBITDA and such executive’s individual goals.

Each of the named executive officers received a bonus for 2006 because I-trax achieved its target EBITDA and the applicable named executive officer achieved his goals. With the exception of the bonus awarded to Dr. Fabius, which was set in Dr. Fabius’s employment agreement, all bonuses were discretionary. Mr. Thayer’s aggregate bonus was $179,600, of which $100,000 was paid in cash and $79,600 in shares of common stock (20,000 shares). Dr. Fabius’s aggregate bonus was $128,730, of which $75,000 was paid in cash and $53,730 in shares of common stock (13,500 shares). Messrs. Martin’s, Bock’s and Rozenfeld’s bonuses equaled to 50, 40 and 30 percent of base salary, respectively, and were paid in cash. The bonus targets were established at the approximate midpoint of the compensation study.

Stock Options. Under I-trax’s Equity Compensation Plans, stock options may be granted to I-trax’s executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The compensation committee determines the number of stock incentives to be granted based on an officer’s job responsibilities and individual performance evaluation. This approach is designed to encourage the creation of long-term stockholder value, to align the interests of stockholders and management, and to maximize stockholder returns over the long term.

In August 2006, each named executive officer was issued a stock option grant. The board of directors selected August as an appropriate point in the annual compensation cycle to consider and act on stock option grants. The board felt that August allowed the company to tie the grants to mid-year assessments, which would emphasize that the awards are for future rather than past performance. The number of shares covered by the stock option grant for each named executive officer was determined with reference to the applicable officer’s base salary. Mr. Thayer’s and Dr. Fabius’s stock option grant equaled to 175 and 125 percent of their applicable base salary, respectively. Messrs. Martin’s and Bock’s stock option grant equaled to 100 percent of their applicable base salary. Mr. Rozenfeld’s stock option grant equaled to 30 percent of his base salary. Again, the option grants were established at the approximate midpoint of the compensation study.

Deductibility of Compensation. Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain “performance based compensation” is not included in compensation for purposes of the limit. The current structure of I-trax’s executive compensation does not give rise to Section 162(m) concerns. The compensation committee will continue to assess the impact of Section 162(m) on its compensation practices.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this 2007 Proxy Statement, which is incorporated by reference to I-trax’s 2006 Annual Report on Form 10-K. This report is provided by the following independent directors, who comprise the committee:

Members of the Compensation Committee:
Philip D. Green, Chairman
Gail F. Lieberman

Summary Compensation Table

The following table sets forth the compensation earned by the following individuals: I-trax’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as such as of December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

R. Dixon Thayer Chief Executive Officer	2006	$300,000	$100,000	$79,600	$151,542	$ 700	$631,843
Frank A. Martin Chairman	2006	$250,000	$125,000	--	$41,089	$3,448	$419,537
Raymond J. Fabius, M.D. President and Chief Medical Officer	2006	$302,405	$75,000	$53,730	$140,726	$5,604	$577,465
David R. Bock Executive Vice President and Chief Financial Officer	2006	$250,000	$100,000	--	$151,627	$5,990	$507,617
Yuri Rozenfeld Senior Vice President, General Counsel and Secretary	2006	$195,000	$58,500	--	$45,395	$3,140	$302,035
____________________________
(1)    “Bonus” consists of cash bonuses earned in the fiscal year identified. See “Compensation Discussion and Analysis” section of this 2007 Proxy Statement above.

(2)    Represents value of option awards vested in 2006 calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, and charged to I-trax’s operations in 2006. For further details, including I-trax’s assumptions in calculating the fair value, please see Note 2, Summary of Significant Accounting Policies, and Note 10, Share Based Compensation, to I-trax’s financial statements included in I-trax’s Annual Report on Form 10-K for the period ended December 31, 2006 filed on March 16, 2007.

(3)    “All other compensation” includes I-trax’s 401(k) match and group term life insurance premiums.

Grants of Plan-Based Awards

The following table lists, for each of the named executive officers, information about plan-based awards granted during 2006.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards

R. Dixon Thayer	8/9/2006	223,120	$3.09	$415,776
Frank A. Martin	8/9/2006	106,250	$3.09	$197,993
Raymond J. Fabius, M.D.	8/9/2006	146,480	$3.09	$272,960
David R. Bock	8/9/2006	106,250	$3.09	$197,993
Yuri Rozenfeld	8/9/2006	29,250	$3.09	$ 54,506
___________________
(1)    The options vest in three equal installments on each of the first, second, and third anniversaries of the grant date.

(2)    The exercise price equals the average of the closing price of I-trax common stock for five days before and five days after the announcement of I-trax financial results for the second quarter of 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table lists information concerning the stock option grants held by each of the named executive officers at December 31, 2006.

	Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Date(1)	Exercisable	Unexercisable	Price ($)	Date

R. Dixon Thayer	5/9/2003	40,000	--	$1.51	5/8/2013
	2/14/2005	204,078	125,000	$1.41	2/13/2015
	2/14/2005	70,922	--	$1.40	2/13/2015
	8/9/2006	--	223,120	$3.09	8/8/2016
Frank A. Martin	4/10/2001	70,000	--	$2.75	4/9/2011
	12/23/2002	1,750	--	$3.00	12/22/2012
	5/9/2003	100,000	--	$1.51	5/8/2013
	8/9/2006	--	106,250	$3.09	8/8/2016
Raymond J. Fabius, M.D.	5/17/2005	98,558	59,136	$1.40	5/16/2015
	5/17/2005	151,442	90,864	$1.56	5/16/2015
	8/9/2006	--	146,480	$3.09	8/8/2016
David R. Bock	5/9/2003	40,000	--	$1.51	5/8/2013
	2/2/2005	299,998	100,002	$1.40	2/1/2015
	8/9/2006	--	106,250	$3.09	8/8/2016
Yuri Rozenfeld	4/10/2001	40,000	--	$2.75	4/9/2011
	12/23/2002	1,300	--	$3.00	12/22/2012
	1/4/2002	10,000	--	$6.25	1/3/2012
	5/9/2003	50,000	--	$1.51	5/8/2013
	2/2/2005	23,332	16,668	$1.40	2/1/2015
	2/2/2005	45,000	15,000	$1.40	2/1/2015
	8/9/2006	--	29,250	$3.09	8/8/2016
________________________________________
(1)    The options vest in three equal installments on each of the first, second, and third anniversaries of the grant date.

Option Exercises and Stock Vested

None of the named executive officers exercised options to acquire common stock during fiscal 2006. In addition, none of the named executive officers held restricted stock that vested during fiscal 2006.

Employment Agreements with Named Executive Officers

I-trax and its affiliated entities are parties to employment agreements with each of the named executive officers. The employment agreements are described in detail under “Potential Payments upon Termination or Change in Control” section below.

Potential Payments upon Termination or Change in Control

The table below quantifies, to the extent practicable, the payments that would be received by the applicable named executive officer if such officer’s employment was terminated as of December 31, 2006. Accordingly, all calculations are based on amounts earned by the applicable named executive officer through December 31, 2006. The actual amounts to be paid can only be determined at the time of the applicable named executive officer is separated from I-trax.

Name	Benefit(1)(2)	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control

R. Dixon Thayer (3)	Salary	$600,000	$600,000	--	$25,000	$25,000	$600,000
	Bonus	$150,000	$150,000	--	--	--	$150,000
	Medical and dental	$ 28,256	$ 28,256	--	--	--	$ 28,256
	Stock options acceleration	$211,250	$211,250	--	--	--	$211,250
Frank A. Martin	Salary	$250,000	$250,000	--	$20,833	$20,833	--
	Bonus	$125,000	$125,000	--	--	--	--
	Medical and dental	$ 11,927	$ 11,927	--	--	--	--
	Stock options acceleration	--	--	--	--	--	--
Raymond J. Fabius, M.D. (4)	Salary	$604,810	$604,810	--	$25,200	$25,200	--
	Bonus	$250,000	$250,000	--	--	--	--
	Medical and dental	$ 23,853	$ 23,853	--	--	--	--
	Stock options acceleration	$240,462	$240,462	--	--	--	$240,462
David R. Bock	Salary	$250,000	$250,000	--	$20,833	$20,833	--
	Bonus	--	--	--	--	--	--
	Medical and dental	$ 11,927	$ 11,927	--	--	--	--
	Stock options acceleration	$170,003	$170,003	--	--	--	$170,003
Yuri Rozenfeld	Salary	$195,000	$195,000	--	$16,250	$16,250	--
	Bonus	--	--	--	--	--	--
	Medical and dental	--	--	--	--	--	--
	Stock options acceleration	$ 25,500	$ 25,500	--	--	--	$ 25,500
______________________________
(1)    Amounts reported with respect to “Medical and dental benefits” represent an estimate of COBRA payments that I-trax is obligated to reimburse the named executive officer.

(2)    The employment agreement with each named executive officer specifies that options to acquire I-trax common stock granted to such executive and covered by the employment agreement will accelerate upon a change in control of I-trax. This provision does not apply to options not specifically addressed in the employment agreement. Accordingly, amounts reported with respect to “Stock options acceleration” represent the difference between the exercise price of the options subject to acceleration and the December 29, 2006 closing price for I-trax common stock, multiplied by the number of options subject to acceleration.

(3)    If Mr. Thayer dies or is disabled while on company business or performing his duties under his employment agreement, Mr. Thayer’s termination benefits will be as provided upon termination w/out cause or for good reason. Under Mr. Thayer’s employment agreement, a change in control constitutes good reason.

(4)    If any payment made to Dr. Fabius is deemed an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, I-trax must pay Dr. Fabius a “gross up” payment to compensate Dr. Fabius for the amount of the applicable taxes. However, a termination of Dr. Fabius’s employment in connection with a change in control at December 31, 2006 would not trigger an “excess parachute payment.”

The amounts in the table above represent the payments that each of the named executive officers would receive under his existing employment agreements in the event of termination of such named executive officers’ employment under several different circumstances. Other than the benefits they are entitled to receive pursuant to their employment agreements, the named executive officers are only entitled to receive benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment or change in control. Set forth below is a description of the named executive officers’ employment agreements.

R. Dixon Thayer

I-trax entered into an employment agreement with Mr. Thayer effective February 15, 2005. The agreement is for an initial term of three years and renews automatically for an additional term of two years. Mr. Thayer’s 2006 base salary under the agreement was $300,000. The compensation committee increased Mr. Thayer’s base salary to $375,000 effective April 1, 2007. Mr. Thayer also receives an annual bonus as established by I-trax’s compensation committee. Under the terms of the agreement, Mr. Thayer received a grant of options to acquire 400,000 shares of I-trax common stock, the vesting of which will accelerate in the event of a change in control of I-trax.

I-trax may terminate Mr. Thayer’s employment with or without cause at any time, and Mr. Thayer may terminate his employment upon 90 days’ notice or upon shorter notice for good reason. Good reason includes the failure by I-trax to continue Mr. Thayer in his position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position, requiring him to be permanently based other than at his current location, or change in control of I-trax.

If Mr. Thayer’s employment is terminated without cause or for good reason, I-trax will pay Mr. Thayer severance equal to two year’s salary, payable over two years, and bonuses accrued through the date of termination.

Mr. Thayer has agreed not to compete against I-trax for a period of one year or while receiving severance, whichever is longer, following the expiration of the initial term or renewal term, even if the actual employment is terminated prior to such expiration. Mr. Thayer also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or additional term, even if the actual employment is terminated prior to such expiration.

Frank A. Martin

A predecessor of I-trax entered into an employment agreement with Mr. Martin on December 29, 2000. The agreement was for an initial term of three years. The employment agreement extends automatically for successive periods of one year, unless Mr. Martin elects not to renew the agreement. Mr. Martin’s 2006 base salary under the agreement was $250,000. The compensation committee increased Mr. Martin’s base salary to $275,000 effective April 1, 2007. Mr. Martin also receives an annual bonus as established by I-trax’s compensation committee.

I-trax may terminate Mr. Martin’s employment with or without cause at any time, and Mr. Martin may terminate his employment upon 90 days’ notice or upon shorter notice for good reason. Good reason includes the failure by I-trax to continue Mr. Martin in his executive position, material diminution of Mr. Martin’s responsibilities, duties or authority, assignment to Mr. Martin of duties inconsistent with his position, or requiring Mr. Martin to be permanently based other than at his current location.

If Mr. Martin’s employment is terminated without cause or for good reason, I-trax will pay Mr. Martin severance equal to one year’s salary, payable over one year. If Mr. Martin’s employment is terminated without cause or for good reason, Mr. Martin will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments.

With the exception of the circumstances described above, Mr. Martin has agreed not to compete against I-trax for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. Mr. Martin also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration.

Raymond J. Fabius, M.D.

I-trax entered into an employment agreement with Dr. Fabius on April 15, 2005. The agreement is for an initial term of three years and renews automatically for an additional term of two years. Dr. Fabius’s 2006 base salary under the agreement is $312,500. The base salary will increase to $350,000 effective April 15, 2007 in accordance with the terms of the employment agreement. Under the terms of the agreement, Dr. Fabius received a grant of options to acquire 400,000 shares of I-trax common stock, the vesting of which will accelerate in the event of a change in control of I-trax.

I-trax may terminate Dr. Fabius’s employment with or without cause at any time, and Dr. Fabius may terminate his employment upon 60 days’ notice or upon shorter notice for good reason. Good reason includes the failure by I-trax to continue Dr. Fabius in his position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position or requiring him to be permanently based other than at his current location.

If Dr. Fabius’s employment is terminated without cause or for good reason, I-trax will pay Dr. Fabius severance equal to two year’s salary, payable over two years, plus an additional amount equal to two times the average bonus received by Dr. Fabius during the immediately preceding two years.

Dr. Fabius has agreed not to compete against I-trax for a period of one year or while receiving severance, whichever is longer, following the expiration of the initial term or renewal term, even if the actual employment is terminated prior to such expiration. Dr. Fabius also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or additional term, even if the actual employment is terminated prior to such expiration.

David R. Bock and Yuri Rozenfeld

On November 17, 2004, I-trax entered into employment agreements with Messrs. Bock and Rozenfeld. Each agreement is for an initial term of three years and renews automatically for an additional term of two years. Mr. Bock’s base salary under the agreement is $250,000. Mr. Rozenfeld’s 2006 base salary under the agreement was $195,000. The compensation committee increased Mr. Rozenfeld’s base salary to $200,850 effective April 1, 2007. Under the terms of the agreements each of Messrs. Bock and Rozenfeld received a grant of options to acquire 400,000 and 60,000 shares of I-trax common stock, respectively, the vesting of which will accelerate in the event of a change in control of I-trax.

I-trax may terminate each executive’s employment with or without cause at any time, and each executive may terminate his employment upon 90 days’ notice or upon shorter notice for good reason. Good reason includes the failure by I-trax to continue the applicable executive in his executive position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position or requiring him to be permanently based other than at each executive’s current location.

If either executive’s employment is terminated without cause or for good reason, I-trax will pay to the applicable executive severance equal to one year’s salary, payable over one year.

Each executive has agreed not to compete against I-trax for a period of one year following the expiration of the initial term or renewal term, even if the actual employment is terminated prior to such expiration. Each executive has also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or additional term, even if the actual employment is terminated prior to such expiration.

Accrued Pay and Regular Retirement Benefits

In addition to the benefits described above, the named executive officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include life insurance benefits and distributions of plan balances under I-trax’s 401(k) plan.

Similarly, except as described above, upon termination of employment, a named executive officer’s options are subject to the terms applicable to all recipients of such awards under I-trax’s applicable plans. Except as described above, I-trax is not obligated to provide any special accelerated vesting of options held by the named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

I-trax’s board members, executive officers and persons who hold more than 10% of I-trax’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act, which require them to file reports with respect to their common stock ownership and their transactions in common stock. Based upon the copies of Section 16(a) reports that I-trax received from such persons for their 2006 fiscal year transactions in I-trax common stock and their common stock holdings and the written representations received from one or more of these persons that no annual Form 5 reports were required to be filed by them for the 2006 fiscal year, I-trax believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by I-trax’s executive officers, board members and greater than 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of I-trax’s compensation committee are Philip D. Green (chairman) and Gail F. Lieberman. No executive officer of I-trax has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the compensation committee of I-trax.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no related party transactions subject to disclosure in this 2007 Proxy Statement. The board of directors, at its annual meeting, reviews the independence of each director and considers and approves, if so determined, all related party transactions.

AUDIT COMMITTEE REPORT

The audit committee appoints the accounting firm to be retained to audit the company’s financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the company.

Accordingly, the audit committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Goldstein Golub Kessler LLP, the company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Goldstein Golub Kessler LLP its independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The audit committee also discussed with Goldstein Golub Kessler LLP the overall scope and plans for its audit. The audit committee met with management and Goldstein Golub Kessler LLP to discuss the results of the auditors’ examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other I-trax filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that I-trax specifically incorporates this report by reference therein.

Members of the Audit Committee:
Gail F. Lieberman, Chairperson
Gerald D. Mintz
Jack A. Smith

FORM 10-K

I-trax will mail without charge, upon written request, a copy of I-trax’s Form 10-K Report for fiscal year ended December 31, 2006, including its financial statements. Requests should be sent to I-trax, Inc., 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317, Attn: Secretary.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in I-trax’s proxy materials for presentation at I-trax’s 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must submit the proposal to the company at its offices at 4 Hillman Drive, Suite 130, Chadds Ford, Pennsylvania 19317, Attn: Yuri Rozenfeld, not later than December 7, 2007. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in I-trax’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, are required to provide advance notice of such proposal to I-trax at the aforementioned address not later than December 7, 2007 pursuant to the advance notice provision contained in I-trax’s bylaws. I-trax reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

OTHER MATTERS

I-trax’s board of directors knows of no other matters to be presented for stockholder action at the 2007 annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

PROXY	I-TRAX, INC. 4 Hillman Drive, Suite 130, Chadds Ford, PA 19317	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of I-trax, Inc.
for the Annual Meeting of Stockholders to be held May 2, 2007

The undersigned holder of Common Stock, par value $.001, of I-trax, Inc. (the “Company”) and/or Series A Convertible Preferred Stock, par value $.001, of the Company hereby appoints Frank A. Martin and Yuri Rozenfeld, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock and/or Series A Convertible Preferred Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 2, 2007 at 10:00 a.m. local time, at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 42nd Floor, Philadelphia, Pennsylvania, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 AND, IN THE DISCRETION OF THE DESIGNATED PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND
THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)			/x/ Please mark votes as in this example.
1.	To elect the following directors to serve for a term ending upon the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified:	Nominees: Haywood D. Cochrane, Jr. Raymond J. Fabius, M.D. Philip D. Green Gail F. Lieberman Frank A. Martin Gerald D. Mintz David Nash, M.D. Jack A. Smith R. Dixon Thayer	FOR / /	AGAINST / /	For all nominees, except for nominees written below. / / Nominee exception(s).

2.	To ratify the appointment of Goldstein Golub Kessler LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007		FOR / /	AGAINST / /	ABSTAIN / /
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature

Signature (if held jointly)

Date: _____________, 2007

When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope.